                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            PREFERRED NETWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        PREFERRED NETWORKS, INC. (LOGO)

April 28, 1998

Dear Preferred Networks Owner:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held on May 28, 1998, at 9:00 a.m., local time, at Preferred Networks, Inc., 850 Center Way, Norcross, Georgia.

     At the annual meeting, you will be asked to approve the 1995 Stock Option Plan as amended, and to elect three directors for a three-year term and one director for a one-year term. The accompanying proxy statement contains more information describing these matters. Your Board of Directors recommends that all stockholders vote in favor of these actions.

     Your vote is important. Whether or not you plan to attend the annual meeting in person and regardless of the number of shares you own, I urge you to complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. You may, of course, attend the annual meeting and vote in person, even if you have previously returned your proxy card.

     We value your support as owners of our company, and we thank you in advance for your participation.

Very truly yours,

/s/ MARK H. DUNAWAY
Mark H. Dunaway
Chairman of the Board
and Chief Executive Officer

                        (Preferred Networks, Inc. logo)
                                 850 CENTER WAY
                            NORCROSS, GEORGIA 30071
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1998

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders (the "Meeting") of Preferred Networks, Inc. (the "Company") to be held on May 28, 1998, at 9:00 a.m., local time, at 850 Center Way, Norcross, Georgia 30071, for the following purposes:

          1. To elect four members of the Board of Directors;

          2. To consider and vote upon a proposal to approve the Company's 1995 Stock Option Plan as amended; and

          3. To transact such other business as may properly come before the Meeting.

     Only stockholders of record at the close of business on March 27, 1998, will be entitled to notice of, and to vote at, the Meeting or any adjournment of the Meeting.

     WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED THEREON IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY. If you plan to attend the Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ MARK B. JONES
                                          Mark B. Jones
                                          Secretary

April 28, 1998

                            PREFERRED NETWORKS, INC.
                                 850 CENTER WAY
                            NORCROSS, GEORGIA 30071
                             ---------------------

                                PROXY STATEMENT

                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1998

     This Proxy Statement is furnished to stockholders of Preferred Networks, Inc. (the "Company") in connection with the solicitation of proxies for use at the 1998 Annual Meeting of Stockholders of the Company to be held at the Company's executive offices at 850 Center Way, Norcross, Georgia 30071, on Thursday, May 28, 1998 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company's Annual Report to Stockholders for the year ended December 31, 1997 is being mailed with this Proxy Statement. This Proxy Statement and the enclosed form of proxy were first sent or given to stockholders on or about April 28, 1998.

     This solicitation is made on behalf of the Board of Directors of the Company. Directors, officers and employees of the Company and its affiliates may also solicit proxies by telephone, telecopier, or personal interview but will not receive additional compensation for the solicitation activities. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners. In addition, the Company has retained Georgeson & Co., Inc. to assist in the solicitation of proxies, at a fee of $5,000.

                      ACTIONS TO BE TAKEN UNDER THE PROXY

     In voting on the election of directors [Proposal I], shareholders may vote in favor of all nominees or withhold their votes as to some or all nominees, except that only holders of Class A Redeemable Preferred Stock ("Class A Preferred") may vote for one director and only holders of Class B Senior Redeemable Preferred Stock ("Class B Preferred") may vote for one director, all as more particularly set forth below. In voting on the proposal to approve the 1995 Stock Option Plan as amended [Proposal II], shareholders may vote FOR, AGAINST or ABSTAIN with respect to the proposal. Unless other instructions are indicated on the proxy card, all properly executed proxies received by the Company will be voted FOR the election of all of the nominees for director set forth below under "Election of Directors" and FOR Proposal II. Some proxies may be broker non-votes (marked to indicate that the shares are not being voted on any one or all proposals).

     The election of directors will require the affirmative vote of a plurality of the shares represented at the Meeting, in person or by proxy, and entitled to vote thereon. Votes withheld and broker non-votes will not be included in vote totals for director nominees and will have no effect on the outcome of the vote. Approval of Proposal II (the approval of the amended 1995 Stock Option Plan as amended) will require the affirmative vote of the holders of a majority of the shares represented at the Meeting, in person or by proxy, and entitled to vote for approval of Proposal II. Both abstentions and broker non-votes will have the effect of a vote against Proposal II.

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of stock that are entitled to vote at the Meeting must be present in person, or by proxy, in order to have the quorum that is necessary for the transaction of business at the Meeting. Any proxy authorized to be voted at the Meeting on any matter (including on routine matters pursuant to the discretionary authority granted in management's proxy) whether or not the proxy is marked to "WITHHOLD AUTHORITY", to "ABSTAIN" or to effect a broker non-vote on any proposal, will be counted in establishing a quorum.

     Any stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of revocation, or a duly executed proxy bearing a later date, to the Secretary of the Company. In order to be effective, such notice or later dated proxy must be received by the Company prior to the exercise of the earlier proxy. A stockholder may attend the Meeting, revoke his proxy and vote in person.

                                STOCK OWNERSHIP

     Only holders of record of shares of the no par value common stock ("Common Stock"), Class A Preferred, and Class B Preferred as of the close of business on the record date of March 27, 1998 ("Record Date") are entitled to receive notice of, and to vote at, the Meeting. Each holder of record of the Common Stock is entitled to one vote per share for every matter to be voted upon by the stockholders at the Annual Meeting, other than the election of two of the four directors. Each holder of record of the Class A Preferred and Class B Preferred is entitled to one vote per share for every matter to be voted upon by the stockholders at the Meeting, except that holders of the Class A Preferred, voting as a separate class, are entitled to elect one director, and holders of the Class B Preferred, voting as a separate class, are entitled to elect one director. As of the Record Date, there were 16,295,028 shares of Common Stock outstanding, 10,000,000 shares of Class A Preferred outstanding, and 5,333,336 shares of Class B Preferred outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 27, 1998, certain information with respect to the beneficial ownership of shares of Common Stock, Class A Preferred, and Class B Preferred of (i) all stockholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock, Class A Preferred, and Class B Preferred, as determined pursuant to Rule 13d-3 ("Rule 13d-3") promulgated by the Securities and Exchange Commission (the "SEC"), (ii) each director of the Company and each Named Executive Officer (as defined below), and (iii) all directors and executive officers as a group. The following table is based in part on information provided in Schedule 13Ds and Schedule 13Gs furnished to the Company. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them.

                                                                             AMOUNT AND NATURE OF
                                                                             BENEFICIAL OWNERSHIP
                                                                  ------------------------------------------
                                                                                ACQUIRABLE
     NAME OF BENEFICIAL OWNER OR GROUP            TITLE OF        CURRENTLY     WITHIN 60         PERCENTAGE
      (AND ADDRESS OF 5% STOCKHOLDER)              CLASS            OWNED          DAYS            OF CLASS
     ---------------------------------       ------------------   ---------     ----------        ----------
Mark H. Dunaway(1).........................  Common               2,307,825        158,150(2)        7.19%
  Chairman of the Board and                  Class B Preferred       66,667             --           1.25%
  Chief Executive Officer
  944 Gatewood Court
  Atlanta, Georgia 30327
Michael J. Saner...........................  Common                 502,830(3)      90,650(2)        1.73%
  Director and President
Kathryn Loev Putnam(4).....................  Common                   5,211         88,938(2)           *
  Senior Vice President and Chief Financial  Class B Preferred       66,667             --           1.25%
  Officer
Eugene H. Kreeft...........................  Common                 449,104         90,650(2)        1.57%
  Executive Vice President of Engineering
Gary E. Park...............................  Common                      --         16,667(2)           *
  Vice President of Sales
William H. Bang............................  Common                  17,500(5)          --              *
  Director
John J. Hurley(6)..........................  Common                  14,000(5)      67,500              *
  Director                                   Class B Preferred       66,667             --           1.25%
Robert Van Degna(7)........................  Common               1,057,500(5)   4,301,032          15.63%
  Director                                   Class A Preferred    3,400,000             --          34.00%
                                             Class B Preferred      386,205             --           7.24%

                                                                             AMOUNT AND NATURE OF
                                                                             BENEFICIAL OWNERSHIP
                                                                  ------------------------------------------
                                                                                ACQUIRABLE
     NAME OF BENEFICIAL OWNER OR GROUP            TITLE OF        CURRENTLY     WITHIN 60         PERCENTAGE
      (AND ADDRESS OF 5% STOCKHOLDER)              CLASS            OWNED          DAYS            OF CLASS
     ---------------------------------       ------------------   ---------     ----------        ----------
Jeffrey H. Schutz(8).......................  Common               1,057,502(5)   3,717,408          13.93%
  Director                                   Class A Preferred    3,133,333             --          31.33%
                                             Class B Preferred      112,667             --           2.11%
Ronald W. White............................  Common                 480,663(5)(9)   18,375           1.46%
  Director
Robert F. Benbow(10).......................  Common                  12,500(5)   3,712,500          10.86%
  Director                                   Class B Preferred    3,666,667             --          68.75%
Richard P. Campbell(11)....................  Common               1,055,002(5)   1,771,032           8.24%
  Director                                   Class A Preferred    1,200,000             --          12.00%
                                             Class B Preferred      386,205             --           7.24%
Alta Communications VI, L.P.(12)...........  Common                      --      3,712,500          10.83%
  One Post Office Square, Suite 3800         Class B Preferred    3,666,667             --          68.75%
  Boston, Massachusetts 02109
Centennial Fund IV, L.P.(13)...............  Common               1,057,502(5)   3,717,408          13.93%
  1428 Fifteenth Street                      Class A Preferred    3,133,333             --          31.33%
  Denver, Colorado 80202                     Class B Preferred      112,667             --           2.11%
Saugatuck Capital Company L.P. III(14).....  Common               1,042,502      1,771,032           8.21%
  One Canterbury Green                       Class A Preferred    1,200,000             --          12.00%
  Stamford, Connecticut 06901                Class B Preferred      386,205             --           7.24%
PNC Capital Corp.(15)......................  Common                 416,997      1,460,118           5.47%
  3150 CNG Tower                             Class A Preferred    1,133,333             --          11.33%
  625 Liberty Avenue                         Class B Preferred      154,849             --           2.90%
  Pittsburgh, Pennsylvania 15222
Primus Capital Fund III Limited(16)........  Common                 521,250      1,499,159           5.89%
  Partnership                                Class A Preferred    1,133,333             --          11.33%
  5900 Landerbrook Drive, Suite 200          Class B Preferred      193,408             --           3.63%
  Cleveland, Ohio 44124
Fleet Venture Resources, Inc.(17)..........  Common               1,042,500      4,301,032          15.58%
  50 Kennedy Plaza                           Class A Preferred    3,400,000             --          34.00%
  Providence, Rhode Island 02903             Class B Preferred      386,205             --           7.24%
All executive officers and directors as a
  group (13 persons)(18)...................  Common               6,959,637     14,032,903(2)       61.23%
                                             Class A Preferred    7,733,333             --          77.33%
                                             Class B Preferred    4,751,745             --          89.10%

---------------

  *  Less than one percent
 (1) Includes 2,307,825 shares of Common Stock, 66,667 shares of Class B Preferred and warrants to acquire 67,500 shares of Common Stock jointly held with Marcia M. Dunaway, Mr. Dunaway's spouse.
 (2) Includes shares subject to stock options granted pursuant to the Company's stock option plans and, in the case of Mr. Dunaway, warrants to acquire 67,500 shares of Common Stock acquired in connection with his purchase of Class B Preferred.
 (3) Includes 53,726 shares of Common Stock held in the name of Saner Communications, Inc., a corporation wholly-owned by Mr. Saner.
 (4) Reflects 66,667 shares of Class B Preferred and warrants to acquire 67,500 shares of Common Stock owned by certain family members. Ms. Putnam disclaims any beneficial ownership of the Class B Preferred and warrants to acquire 67,500 shares of Common Stock held by family members. The total shares acquirable within 60 days also includes warrants to acquire 4,772 shares of Common Stock with respect to which Ms. Putnam has a beneficial interest and may be deemed to share voting and investment power.

 (5) Includes shares awarded pursuant to the Company's 1995 Non-Employee Restricted Stock Award Plan, which are subject to restrictions on transfer that lapse over five years.
 (6) Includes 66,667 shares of Class B Preferred and warrants to acquire 67,500 shares of Common Stock jointly held with Sylvia Hurley, Mr. Hurley's spouse.
 (7) Includes 271,049 shares of Common Stock, 1,002,000 shares of Class A Preferred, 115,861 shares of Class B Preferred, and warrants to acquire 1,269,610 shares of Common Stock held by Fleet Equity Partners VI, L.P. ("FEP"), 632,450 shares of Common Stock, 2,338,000 shares of Class A Preferred, 270,344 shares of Class B Preferred, and warrants to acquire 2,962,422 shares of Common Stock held by Fleet Venture Resources, Inc. ("FVR"), and 139,001 shares of Common Stock, 60,000 shares of Class A Preferred, and warrants to acquire 69,000 shares of Common Stock held by Chisholm Partners II L.P. ("CPII"). Mr. Van Degna is Chairman and CEO of Fleet Growth Resources II, Inc. and Chairman and CEO of Silverado IV Corp., the general partners of FEP and he is a limited partner of FEP. Mr. Van Degna is Chairman and CEO of FVR, and he is Chairman and CEO of Silverado II Corp., the general partner of Silverado II, L.P. which is the general partner of CPII. Mr. Van Degna is also a limited partner of Silverado II, L.P. As Chairman and CEO of Fleet Growth Resources II, Inc. and Chairman and CEO of Silverado II Corp., Mr. Van Degna may be deemed to share voting and investment power with respect to such shares. Mr. Van Degna disclaims beneficial ownership of all shares of Common Stock, Class A Preferred, Class B Preferred, and warrants to acquire shares of Common Stock which are directly owned by FVR, and those shares of Common Stock, Class A Preferred, Class B Preferred, and warrants to acquire shares of Common Stock which are directly held by FEP and CPII, except for his pecuniary interest therein.
 (8) Includes 1,042,502 shares of Common Stock, 3,133,333 shares of Class A Preferred, 112,667 shares of Class B Preferred, and warrants to acquire 3,717,408 shares of Common Stock owned by Centennial Fund IV, L.P. ("CIV"). 15,000 shares of Common Stock (which were granted pursuant to the Company's 1995 Non-Employee Restricted Stock Award Plan) are held by Mr. Schutz on behalf of CIV. Mr. Schutz is a General Partner of Centennial Holdings IV, L.P. ("Holdings"). Holdings is the sole general partner of CIV and in such capacity has authority to make decisions regarding the voting and disposition of shares of Common Stock, Class A Preferred, Class B Preferred and warrants to acquire Common Stock owned by CIV. Holdings may, therefore, be deemed to be the indirect beneficial owner of the shares reported by CIV above, although it does not directly own any shares itself. Mr. Schutz is one of five individual general partners of Holdings, each of whom disclaims beneficial ownership of all shares of Common Stock, Class A Preferred, Class B Preferred and warrants to acquire Common Stock directly or indirectly owned by CIV, except to the extent of his indirect proportionate interest in CIV.
 (9) Includes 465,663 shares held by Advanced Technology Development Fund II, L.P. ("ATDF"), an entity for which Mr. White serves as general partner. Does not include 816,708 shares of Common Stock held by Transit Communications U.S.A., L.P., a limited partnership in which ATDF owns an approximate 70% limited partnership interest.
(10) Includes 3,585,060 shares of Class B Preferred and warrants to acquire 3,629,873 shares of Common Stock held by Alta Communications VI, L.P. ("ACVI"), and 81,607 shares of Class B Preferred and warrants to acquire 82,627 shares of Common Stock held by Alta Communications S by S, LLC ("ACS"). Mr. Benbow is a managing general partner of Alta Communications VI Management Partners, L.P. ("ACMP"). ACMP is the sole general partner of ACVI and in such capacity has authority to make decisions regarding the voting and disposition of the Class B Preferred and warrants to acquire Common Stock owned by ACVI. Mr. Benbow is a member of ACS. Mr. Benbow may therefore be deemed to be the indirect beneficial owner of the warrants and Class B Preferred reported by ACVI and ACS above. Mr. Benbow disclaims beneficial ownership of all Class B Preferred and warrants to acquire Common Stock held by ACS and ACVI, except for his pecuniary interest therein.
(11) Includes 1,042,502 shares of Common Stock, 1,200,000 shares of Class A Preferred, 386,205 shares of Class B Preferred, and warrants to acquire 1,771,032 shares of Common Stock held by Saugatuck Capital Company Limited Partnership III ("Saugatuck"). Mr. Campbell is a general partner of Greyrock Partners Limited Partnership ("Greyrock"). Greyrock is the sole general partner of Saugatuck and may be deemed to share voting and investment power with respect to said Common Stock,

     Class A Preferred, Class B Preferred and warrants to acquire Common Stock. Mr. Campbell disclaims beneficial ownership of all shares of Common Stock, Class A Preferred, Class B Preferred, and warrants to acquire Common Stock held by Saugatuck, except to the extent of his indirect proportionate interest in Saugatuck.
(12) Includes 3,585,060 shares of Class B Preferred and warrants to acquire 3,629,873 shares of Common Stock held by ACVI, and 81,607 shares of Class B Preferred and warrants to acquire 82,627 shares of Common Stock held by ACS. Beneficial ownership of shares and warrants held by ACVI may be deemed to be indirectly held or shared by Alta Communications, Inc., ACMP, Robert
     F. Benbow, William P. Egan, Brian McNeill and/or Timothy Dibble, who may be deemed to be affiliates of ACVI and ACS.
(13) Includes 1,042,502 shares of Common Stock, 3,133,333 shares of Class A Preferred, 112,667 shares of Class B Preferred and warrants to acquire 3,717,408 shares of Common Stock owned by CIV, and 15,000 shares of Common Stock (which were granted pursuant to the Company's 1995 Non-Employee Restricted Stock Award Plan) held by Mr. Schutz on behalf of CIV. Beneficial ownership of shares and warrants held by CIV may be deemed to be indirectly held or shared by Centennial Holdings IV, L.P., Steven C. Halstedt, Jeffrey H. Schutz, Adam Goldman, Donald H. Parsons, Jr. and/or David C. Hull, Jr., who may be deemed to be affiliates of CIV.
(14) Beneficial ownership of shares and warrants held by Saugatuck may be deemed to be indirectly held or shared by Greyrock, Frank J. Hawley, Jr., Christy
     S. Sadler, Owen S. Crihfield, Richard P. Campbell and/or Barbara E. Parker, who may be deemed to be affiliates of Saugatuck.
(15) Beneficial ownership of shares and warrants held by PNC Capital Corp. ("PNC") may be deemed to be indirectly held or shared by PNC Holding Corp. and/or PNC Bank Corp., which may be deemed to be affiliates of PNC.
(16) Beneficial ownership of shares and warrants held by Primus Capital Fund III Limited Partnership ("Primus") may be deemed to be indirectly held or shared by Primus Venture Partners III Limited Partnership and/or Primus Venture Partners, Inc., which may be deemed to be affiliates of Primus.
(17) Includes 271,049 shares of Common Stock, 1,002,000 shares of Class A Preferred, 115,861 shares of Class B Preferred and warrants to acquire 1,269,610 shares of Common Stock held by FEP, 632,450 shares of Common Stock, 2,338,000 shares of Class A Preferred, 270,344 shares of Class B Preferred and warrants to acquire 2,962,422 shares of Common Stock held by FVR, and 139,001 shares of Common Stock, 60,000 shares of Class A Preferred and warrants to acquire 69,000 shares of Common Stock held by CPII. Beneficial ownership of shares and warrants held by FVR, FEP and CPII may be deemed to be indirectly held or shared by Fleet Growth Resources II, Inc., Silverado IV Corp., Fleet Growth Resources, Inc., Fleet Private Equity Co., Fleet Financial Group, Inc., Silverado II, L.P., Silverado II Corp., Robert Van Degna and/or Habib Y. Gorgi, who may be deemed to be affiliates of FEP, FVR and CPII.
(18) Includes shares of Common Stock, Class A Preferred, Class B Preferred and warrants to acquire Common Stock that may be deemed to be beneficially owned by one officer and certain directors of the Company who have disclaimed beneficial ownership. See Notes 4, 7, 8, 10 and 11.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of nine directors divided into three classes, which shall be as nearly equal in number as possible and which have staggered terms. Two directors, Messrs. Schutz and Van Degna, are in the class the term of which expires in 1998. Two directors, Messrs. Benbow and Campbell, were appointed by the Board in March 1998, to fill vacancies created when the Board was expanded from seven to nine, and as a result their terms also expire in 1998. In general, directors are elected by the stockholders and hold office for a three-year term or until their successors are duly elected and qualified.

     The nominees of the Board of Directors for election at the Meeting are Jeffrey H. Schutz, Robert Van Degna, Robert F. Benbow, and Richard P. Campbell, each of whom currently serves as a director of the Company. If reelected at the Meeting, each of Messrs. Schutz, Van Degna, and Benbow will serve a new term to end as of the 2001 Annual Meeting of Stockholders, or until his earlier death, resignation or removal, and Mr. Campbell will serve a new term to end as of the 1999 Annual Meeting of Stockholders or until his earlier death, resignation or removal. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by the proxies will be voted for another person or persons designated by the Company's Board of Directors. In no event will the proxies be voted for more than four nominees.

     Pursuant to the Company's Articles of Incorporation, holders of the Class A Preferred, voting as a separate class, are entitled to elect one director, and holders of the Class B Preferred, voting as a separate class, are entitled to elect one director. Holders of the Class A Preferred have nominated Mr. Campbell as a director and holders of the Class B Preferred have nominated Mr. Benbow as a director.

INFORMATION REGARDING NOMINEES AND CONTINUING DIRECTORS

     Set forth below is certain information regarding each of the four nominees and the directors of the Company who will continue to serve after the Meeting:

NOMINEES FOR THREE-YEAR TERMS:

                                                                         TERM
NAME                                                           TITLE     ENDS   AGE
----                                                           -----     ----   ---
Jeffrey H. Schutz...........................................  Director   1998   46
Robert Van Degna............................................  Director   1998   53
Robert F. Benbow............................................  Director   1998   62

     JEFFREY H. SCHUTZ has been a director of the Company since June 1995. Since 1987, Mr. Schutz has been a general partner of various entities affiliated with The Centennial Funds, a group of venture capital funds based in Denver, Colorado. The Centennial Funds specialize in investments in telecommunications networks and service businesses, and other communications technology companies. Mr. Schutz currently serves as a director of Crown Castle International, a Centennial portfolio company, and several other privately-held companies in which Centennial has an equity stake.

     ROBERT M. VAN DEGNA has been a director of the Company since June 1995. Since 1982, Mr. Van Degna has been a Managing Director and an executive officer with various partnerships and corporations affiliated with Fleet Private Equity Co., an investment firm affiliated with Fleet Financial Group, based in Providence, Rhode Island. Mr. Van Degna currently serves as a director of several privately-held companies.

     ROBERT F. BENBOW has been a director of the Company since March 1998. Since 1990, Mr. Benbow has served as a general partner of certain funds managed by Burr, Egan, Deleage & Company. In addition, Mr. Benbow is one of the managing general partners of Alta Communications VI Management Partners, L.P., the sole general partner of Alta Communications, VI, L.P. Mr. Benbow serves as a director of several privately-held companies.

NOMINEE FOR ONE-YEAR TERM:

                                                                         TERM
NAME                                                           TITLE     ENDS   AGE
----                                                           -----     ----   ---
Richard P. Campbell.........................................  Director   1999   54

     RICHARD P. CAMPBELL has been a director of the Company since March 1998. Since 1989, Mr. Campbell has been a general partner and is currently the Managing Director of Saugatuck Capital Company which invests in the acquisition of middle market operating companies. Mr. Campbell serves as a director of several privately-held companies.

CONTINUING DIRECTORS:

                                                                                TERM
NAME                                                     TITLE                  ENDS   AGE
----                                                     -----                  ----   ---
Mark H. Dunaway..........................  Chairman of the Board of Directors   1999   53
Michael J. Saner.........................  President and Director               1999   56
William H. Bang..........................  Director                             2000   68
John J. Hurley...........................  Director                             2000   62
Ronald W. White..........................  Director                             2000   57

     MARK H. DUNAWAY, a founder of the Company, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1991. From 1986 to 1994, he served as the Chairman and Chief Executive Officer of The Beeper Company of America, Inc., a company he founded. The Beeper Company of America, Inc. provided paging services to more than 60,000 subscribers before it was sold in 1994 to Arch Communications Group, Inc. In 1987, Mr. Dunaway founded Dunaway Enterprises, Inc., a consulting company which supplied management consulting services to British Telecom's paging operations in the United Kingdom and other companies, and he served as its Chief Executive Officer and Chairman from 1987 to 1994. Mr. Dunaway has served on a number of committees for Personal Communications Industry Association ("PCIA").

     MICHAEL J. SANER, a founder of the Company, has been President and a director of the Company since 1991. From 1991 to 1993, Mr. Saner served as President of Paging Services, Inc., a paging-related repair, maintenance, installation and sales company he founded and which the Company acquired in 1996. From 1984 to 1990, Mr. Saner served as President of Message World, Inc., a voice mail and paging company he founded, with offices in Atlanta, Baltimore, Houston, and Washington, D.C. In 1990 Mr. Saner acquired the operating assets of Message World, Inc. and until 1997 served as President of this business, which operated as Saner Communications, Inc. From 1992 to 1993, Mr. Saner served as a member of the Board of Directors of the Association of Telemessaging Services International.

     WILLIAM H. BANG has been a director of the Company since August 1995. In April 1994, Mr. Bang retired from the position of Corporate Vice President at Motorola, Inc., a leading manufacturer of equipment for the wireless industry. Mr. Bang was employed by Motorola from 1964 to 1994 and held a variety of positions with respect to the marketing of Motorola's radio and paging products. Mr. Bang serves as a consultant to Motorola from time to time and serves as a member of the Board of Directors of the PCIA Service and Education Foundation.

     JOHN J. HURLEY has been a director of the Company since July 1996. Since 1994, Mr. Hurley has been Vice Chairman and a member of the Board of Directors of Glenayre Technologies, Inc., a leading manufacturer of network equipment for the wireless industry. From November 1992 to December 1994, he served as President, Chief Operating Officer, and Chief Executive Officer of Glenayre Technologies, Inc. Mr. Hurley received the Management Award for Innovation and Excellence from the PCIA convention in 1995.

     RONALD W. WHITE has been a director of the Company since October 1994. Since 1997, Mr White has been Vice President of Argo Global Capital, Inc. and continues to serve as a General Partner of certain entities affiliated with Advanced Technology Development Funds, a family of high technology development funds. Mr. White also serves as a director of National MicroSystems Corporation and several privately-held companies.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors met nine times in 1997, and each director attended at least 75% of such meetings. During 1997, each director also attended at least 75% of the meetings of each committee of the Board upon which such director served.

     The Board of Directors has standing compensation and audit committees. The Board of Directors does not have a nominating committee.

     The compensation committee (the "Compensation Committee"), composed of Mr. Bang and Mr. Van Degna, met six times in 1997. The Compensation Committee reviews and recommends executive compensation policies, practices and amounts, and it administers the Company's employee stock plans, including the granting of stock options pursuant to the Company's stock option plans.

     The audit committee, composed of Mr. Schutz and Mr. White, met two times in 1997. The audit committee's functions are to recommend the Company's independent auditors, review the scope of their engagement, consult with such auditors, review the results of the audit examination, review the disposition of recommendations made by the independent auditors, act as liaison between the Board of Directors and the independent auditors, and review various Company policies related to accounting and internal control matters.

ELECTION OF DIRECTORS

     Election of the Messrs. Schutz and Van Degna will require the affirmative vote of a plurality of the shares represented at the Meeting, in person or by proxy, and entitled to vote thereon, assuming a quorum is present. The election of Mr. Campbell will require the affirmative vote of a plurality of the shares of Class A Preferred represented at the Meeting in person or by proxy, and entitled to vote thereon, assuming a quorum is present. The election of Mr. Benbow will require the affirmative vote of a plurality of the shares of Class B Preferred represented at the Meeting in person or by proxy, and entitled to vote thereon assuming a quorum is present. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE FOUR NOMINEES NAMED ABOVE.

                                  PROPOSAL II

                 APPROVAL OF 1995 STOCK OPTION PLAN, AS AMENDED

     On March 26, 1998, the Board of Directors voted to amend the Company's 1995 Stock Option Plan (the "Stock Option Plan") subject to shareholder approval, to increase the number of shares of Common Stock which may be issued pursuant to stock options or stock appreciation rights (together "Stock Incentives") granted under the Stock Option Plan from 2,374,450 to 3,374,450, and (b) to increase the number of shares which may be subject to Stock Incentives granted during any calendar year to any participant from 50,000 shares to 200,000 shares of Common Stock. The shareholders are being asked to approve these amendments to the Stock Option Plan.

     The Stock Option Plan, originally adopted by the Board of Directors and approved by the Company's stockholders in 1995, is designed to aid the Company in attracting and retaining highly qualified executives and other key employees by providing them with stock options and stock appreciation rights ("SARs"). The summary of the principal terms of the Stock Option Plan that follows is subject to the specific provisions of the Stock Option Plan, as amended, a copy of which is attached as Exhibit "A" hereto.

ELIGIBILITY FOR PARTICIPATION

     Employees and consultants of the Company and its future parent or subsidiaries, if any, are eligible to participate in the Stock Option Plan. The Board or the Compensation Committee of the Board has full responsibility for determining the employees and consultants to whom stock options or SARs will be granted. In making such determinations, the Board or the Compensation Committee will take into account the nature of the services rendered by the respective employees and consultants, their present and potential contributions to the Company and any other factors it deems relevant. Approximately 300 employees are currently eligible to participate in the Stock Option Plan.

SECURITIES UNDERLYING THE OPTIONS

     Subject to shareholder approval, up to 3,374,450 shares of Common Stock may be issued pursuant to Stock Incentives granted under the Stock Option Plan, and during any one calendar year no participant may be granted any Stock Incentives that relate to more than 200,000 shares of Common Stock.

STOCK OPTIONS

     Options granted under the Stock Option Plan may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or stock options not qualifying as incentive stock options ("non-qualified stock options"). In the case of incentive stock options, the aggregate fair market value (determined as of the time an incentive stock option is granted) of Common Stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year under all plans of the Company and its parent or subsidiaries cannot exceed $100,000. To the extent the aggregate fair market value exceeds $100,000, such options shall be treated as non-qualified options. The option price per share of an incentive stock option may not be less than the fair market value of a share of Common Stock as of the date such option is granted. Any incentive stock option granted to any person who, at the time such option is granted, owns (as defined in Sections 422 and 424 of the Code) Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent (if any) or one of its subsidiary corporations (if any) shall have an exercise price of at least 110% of the fair market value of a share of Common Stock on the date such option is granted. The option price per share of a non-qualified stock option may not be less than 50% of the fair market value of a share of Common Stock as of the date such option is granted. Payment for shares purchased pursuant to options must be made in cash or check or, if the option agreement so provides, by delivery of shares of Common Stock having a market value equal to the exercise price of the option.

     Options become exercisable at the times and subject to the conditions prescribed by the Board or the Compensation Committee and set forth in a particular option agreement, but generally no options may be exercised during the first six months following the date of grant. This general rule is subject to the following exceptions: (1) different exercise terms may be prescribed in substitute options that replace options previously granted by an acquired company, (2) upon a Corporate Transaction (as defined in the Stock Option Plan and described below) the vesting schedule of an option will accelerate so that it will become freely exercisable, and (3) following the grant of an option, the Board or the Compensation Committee, in its discretion, may accelerate the exercisability of the option in whole or in part prior to termination of the option. Options granted under the Stock Option Plan to employees must be exercised while the option holder is an employee of the Company or one of its subsidiaries, except that, unless the option agreement otherwise provides, options may be exercised within one year after the holder's death or disability and within three months after termination of employment for other reasons. An option may be terminated immediately if an option holder's employment is terminated for cause. Options are nontransferable except by will or the laws of descent and distribution and are exercisable during the holder's lifetime only by the holder or thereafter by the holder's legatee or personal representative. The term of each incentive stock option may not exceed ten years. The Stock Option Plan authorizes the transfer of Common Stock to a broker upon delivery by the broker to the Company of the applicable option price for the Common Stock.

     Any option issued pursuant to the Stock Option Plan in connection with certain acquisitions in substitution for an option previously issued by the acquired entity may contain an exercise price and such other terms and conditions as the Board or Compensation Committee may prescribe to cause the substitute option to contain terms and conditions comparable to those contained in the previously issued option being replaced.

SARS

     SARs may be granted at the discretion of the Board or the Compensation Committee in connection with all or any portion of a stock option, or not in connection with a stock option. A SAR entitles the recipient to receive the difference between (a) the fair market value of a specified number of shares at a certain time and (b)(1) the exercise price of a stock option if the SAR was granted in connection with that option, or (2) if not granted in connection with a stock option, a price that is not less than 50% of the fair market value of the Common Stock at the time the SAR was granted.

     SARs become exercisable at the times and subject to the conditions prescribed by the Board or the Compensation Committee, provided that no SAR shall be exercisable in whole or in part during the first six months of its term and no SAR shall have a term of less than one year or more than ten years. Following the grant of a SAR, the Board or the Compensation Committee, in its discretion, may accelerate the exercisability of the SAR in whole or in part prior to the termination of the SAR. Upon a Corporate Transaction, the vesting schedule of a SAR will accelerate so that it will become freely exercisable. Generally SARs held by employees are only exercisable during the employee's employment by the Company (or one of its subsidiaries) or within 30 days following the termination of such employment, except that if an employee's employment is terminated for cause, the Board or the Compensation Committee may terminate his SAR immediately. Upon exercise of a SAR, payment may be made in cash or Common Stock (at fair market value on the date of exercise), as provided in the particular SAR agreement or at the discretion of the Board or the Compensation Committee.

FEDERAL INCOME TAX CONSEQUENCES

     The Stock Option Plan is not qualified under Section 401(a) of the Code, which applies only to certain qualified pension, profit-sharing and stock bonus plans. Under present law, the following is a brief summary of the primary federal tax consequences generally arising with respect to stock options or SARs granted under the Stock Option Plan.

     The grant of an option will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount. Different tax rules apply to the exercise of a non-qualified stock option by optionees who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"). The treatment to an optionee of a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a non-qualified stock option. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding period has been satisfied.

     A participant is not taxed upon the grant of a SAR. Upon exercise of a SAR, the participant will be taxed at the ordinary income tax rates (subject to withholding) in the amount of cash received, and the Company will be entitled to a corresponding deduction.

OTHER PROVISIONS

     Upon an issuance or transfer of shares of Common Stock pursuant to the settlement of a Stock Incentive, the Company has the right to require the recipient to remit to the Company, prior to the delivery of any certificates, any withholding tax requirements for such shares. The recipient of a non-qualified stock option may elect to surrender or authorize the Company to withhold shares of Common Stock in satisfaction of his estimated withholding tax obligations, subject to certain procedures and conditions.

     In the event of any change in the capitalization of the Company by reason of a dividend, stock split or combination or any similar change or a merger, consolidation, recapitalization, reclassification of shares or similar reorganization, the Stock Option Plan provides that the Board or the Compensation Committee can make certain adjustments in the number and type of shares with respect to which any current or future Stock Incentives may be exercised. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, each Stock Incentive shall terminate except to the extent another corporation assumes the Stock Incentive or substitutes another Stock Incentive for it.

     Stock Incentives granted pursuant to the Stock Option Plan will automatically become fully exercisable upon certain transactions (each a "Corporate Transaction") that might result in a change in control of the Company. The Corporate Transactions that will trigger such acceleration include a merger or consolidation, share exchange (in which 95% or more of the Company stock is exchanged for the stock of another company), or the sale of all or substantially all of the Company's assets, unless persons who are security holders of the

Company before the Corporate Transaction are holders of more than 50% of the outstanding voting common stock (or equivalent interests) of the surviving or acquiring company after the Corporate Transaction. In addition, the Board or the Compensation Committee has the discretion to accelerate the vesting schedules of both stock options and SARs at any time subsequent to their grant.

     The Board of Directors or the stockholders may amend, modify or terminate the Stock Option Plan at any such time, provided that any amendment, modification or termination without stockholder approval (a) shall not adversely affect the rights of a Stock Incentive holder without his or her consent (except that the Board or the Compensation Committee may terminate a Stock Incentive if the holder is terminated for cause), and (b) shall not be effective if stockholder approval is required in order for the Stock Option Plan to continue to meet the requirements of SEC Rule 16b-3 or any successor rule, if applicable, or any other legal or regulatory requirements, unless such stockholder approval is received.

     The following table sets forth the number of shares subject to options that have been granted under the Stock Option Plan since its adoption and through March 31, 1998. No SARs have been granted pursuant to the Stock Option Plan.

                             1995 STOCK OPTION PLAN

                                                                                   NUMBER
NAME AND POSITION                                             DOLLAR VALUE(1)   OF SHARES(2)
-----------------                                             ---------------   ------------
Mark H. Dunaway.............................................        --             132,900
  Chairman of the Board and Chief Executive Officer
Michael J. Saner............................................        --             132,900
  President and Director
Kathryn Loev Putnam.........................................        --             160,000
  Senior Vice President and Chief Financial Officer
Eugene H. Kreeft............................................                       132,900
  Executive Vice President of Engineering
Gary E. Park................................................        --             110,000
  Vice President of Sales
All executive officers as a group...........................        --             728,275
All non-executive officer directors as a group..............        --                  --
All non-executive officer employees as a group..............        --           1,037,967

---------------

(1) In each case, the exercise price was greater than the market price as of March 31, 1998.
(2) Based on the number of shares of Common Stock subject to options under the Stock Option Plan.

     No nominee for Director or associate of any nominee for Director or executive officer has received any options under the Stock Option Plan and no person, other than those identified elsewhere herein, has received five percent or more of the options granted under the Stock Option Plan.

     At April 24, 1998, the closing market price of Common Stock on the Nasdaq Stock Market National Market was $1.8125 per share.

STOCKHOLDER APPROVAL OF THE 1995 STOCK OPTION PLAN AS AMENDED

     Approval of the 1995 Stock Option Plan as amended will require the affirmative vote of the holders of a majority of the Company's shares represented in person or by proxy at the meeting and entitled to vote thereon. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 1995 STOCK OPTION PLAN AS AMENDED.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Effective July 1995, the Board of Directors established the Compensation Committee, now composed of Mr. Van Degna and Mr. Bang. Prior to that time, the Board of Directors as a whole, including Mr. Dunaway, the Chief Executive Officer, and Mr. Saner, the President, participated in determining executive officer compensation. In 1997 and 1998, entities that may be deemed to be affiliated with Robert Van Degna, a director of the Company and member of the Compensation Committee, purchased Class A Preferred, Class B Preferred and warrants to purchase Common Stock from the Company. See "Certain Transactions."

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table shows annual compensation paid by the Company in each of the past three fiscal years to Mark H. Dunaway, the Chief Executive Officer, and to the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                ------------
                                                                                   AWARDS
                                                ANNUAL COMPENSATION             ------------
                                      ---------------------------------------    SECURITIES
                                                                 OTHER ANNUAL    UNDERLYING     ALL OTHER
          NAME AND                                               COMPENSATION     OPTIONS      COMPENSATION
     PRINCIPAL POSITION        YEAR   SALARY ($)     BONUS ($)      ($)(1)         (#)(2)         ($)(3)
     ------------------        ----   ----------     ---------   ------------   ------------   ------------
Mark H. Dunaway..............  1997    190,377         28,125       4,800          22,350           950
  Chairman of the Board and    1996    225,000             --       4,800              --           950
  Chief Executive Officer      1995    190,745             --       4,800           7,350            --
Michael J. Saner.............  1997    151,046         22,500       4,800          22,350           950
  President and Director       1996    180,000             --       4,800              --           950
                               1995    153,550             --       4,800           7,350            --
Kathryn Loev Putnam(4).......  1997     95,004         40,000       4,800          60,000           950
  Senior Vice President and    1996     61,875         37,625       3,600              --           563
  Chief Financial Officer
Eugene H. Kreeft.............  1997    150,000         30,000          --          22,350            --
  Executive Vice President     1996    150,000             --          --              --            --
  of Engineering               1995    135,000             --          --           7,350            --
Gary E. Park(5)..............  1997    117,500         37,961       4,800          50,000           825
  Vice President of Sales      1996     20,433             --         800              --            --

---------------

(1) Reflects car allowances paid to these employees.
(2) Includes options granted pursuant to the Company's 1992 Stock Option Plan, 1994 Stock Option Plan and 1995 Stock Option Plan.
(3) Reflects the Company's matching contributions to the 401(k) plan: Mr. Dunaway, Mr. Saner, and Ms. Putnam are 66 2/3% vested; Mr. Park is 33 1/3% vested.
(4) Ms. Putnam became an employee of the Company in April 1996. Prior to her assuming the position of Senior Vice President and Chief Financial Officer in July 1997, Ms. Putnam was Vice President of Corporate Development.
(5) Mr. Park became an employee of the Company in November 1996.

OPTION REPRICING

     On April 7, 1997, the Board and the Compensation Committee approved a plan to reprice certain options to purchase the Company's Common Stock granted to employees pursuant to the 1995 Stock Option Plan. The stock options were repriced effective April 18, 1997, at a price of $2.50, the closing market price on that date. In connection with the repricing, the vesting periods were amended to provide for vesting in the amount of one third per year beginning one year from the date of the grant. The following table provides details regarding the effect of the option repricing on the Named Executive Officers.

                           TEN-YEAR OPTION REPRICING

                                                                                                          LENGTH OF
                                           NUMBER OF                                                       ORIGINAL
                                          SECURITIES                                                     OPTION TERM
                                          UNDERLYING    MARKET PRICE OF    EXERCISE PRICE                REMAINING AT
                                            OPTIONS     STOCK AT TIME OF     AT TIME OF        NEW         DATE OF
                                          REPRICED OR     REPRICING OR      REPRICING OR    EXERCISES    REPRICING OR
NAME                             DATE       AMENDED      AMENDMENT ($)     AMENDMENT ($)    PRICE ($)     AMENDMENT
----                            -------   -----------   ----------------   --------------   ---------   --------------
Mark H. Dunaway...............  4/18/97      7,350            2.50            10.61           2.50         8.63 yrs
  Chairman of the Board and
  Chief Executive Officer
Michael J. Saner..............  4/18/97      7,350            2.50            10.61           2.50         8.63 yrs
  President and Director
Kathryn Loev Putnam...........  4/18/97     50,000            2.50         6.50 - 9.25        2.50      8.95 - 9.8 yrs
  Senior Vice President and
  Chief Financial Officer
Eugene H. Kreeft..............  4/18/97      7,350            2.50            10.61           2.50         8.63 yrs
  Executive Vice President of
  Engineering
Gary E. Park..................  4/18/97     50,000            2.50             6.75           2.50         9.54 yrs
  Vice President of Sales

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides details regarding stock options granted (no SARs were granted) to the Named Executive Officers during 1997 pursuant to the 1995 Stock Option Plan, as amended:

                                   OPTION GRANTS IN LAST FISCAL YEAR                          POTENTIAL REALIZABLE VALUE
                                           INDIVIDUAL GRANTS                                    AT ASSUMED ANNUAL RATES
                           --------------------------------------------------                       OF STOCK PRICE
                              NUMBER OF          % OF TOTAL                                          APPRECIATION
                             SECURITIES      OPTIONS GRANTED TO     EXERCISE                      FOR OPTION TERM(2)
                             UNDERLINING        EMPLOYEES IN         PRICE      EXPIRATION    ---------------------------
NAME                       OPTIONS GRANTED       FISCAL YEAR       ($/SHARES)      DATE         5% ($)         10% ($)
----                       ---------------   -------------------   ----------   ----------    -----------    ------------
Mark H. Dunaway..........       7,350(1)             .54              2.50       4/18/07       11,555.94       29,285.02
                               15,000               1.10              2.25       7/24/07       21,225.19       53,788.81
Michael J. Saner ........       7,350(1)             .54              2.50       4/18/07       11,555.94       29,285.02
                               15,000               1.10              2.25       7/24/07       21,225.19       53,788.81
Kathryn Loev Putnam......      50,000(1)            3.66              2.50       4/18/07       78,611.83      199,217.81
                               10,000                .73              2.25       7/24/07       14,150.13       35,859.21
Eugene H. Kreeft ........       7,350(1)             .54              2.50       4/18/07       11,555.94       29,285.02
                               15,000               1.10              2.25       7/24/07       21,225.19       53,788.81
Gary E. Park.............      50,000(1)            3.66              2.50       4/18/07       78,611.83      199,217.81

---------------

(1) Reflects the cancellation and reissuance of stock option grants pursuant to the 1995 Stock Option Plan in prior fiscal years at an exercise price of $2.50 based on the closing price of the Company's common stock as of April 18, 1997. See "Option Repricing."
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any on stock option exercises are dependant on future performance of the Common Stock and overall market conditions. The amounts set forth in the table may not necessarily be achieved.

EXERCISES OF OPTIONS IN 1997 AND AGGREGATE YEAR-END OPTION VALUES

     The following table sets forth information with respect to the December 31, 1997 value of all options held by the Named Executive Officers at that date. No Named Executive Officer exercised any options in 1997.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                          FY -- END OPTION/SAR VALUES

                                                                             NUMBER OF
                                                                            SECURITIES             VALUE OF
                                                                            UNDERLYING           UNEXERCISED
                                                                            UNEXERCISED          IN-THE-MONEY
                                                                           OPTIONS/SARS          OPTIONS/SARS
                                                                             AT FISCAL            AT FISCAL
                                          SHARES                           YEAR-END (#)        YEAR-END ($)(1)
                                       ACQUIRED ON         VALUE           EXERCISABLE/          EXERCISABLE/
NAME                                   EXERCISE (#)    REALIZED ($)        UNEXERCISABLE        UNEXERCISABLE
----                                  --------------   -------------   ---------------------   ----------------
Mark H. Dunaway.....................       N/A              N/A            53,846/56,704          5,457.82/0
Michael J. Saner....................       N/A              N/A            60,343/50,207          9,036.36/0
Kathryn Loev Putnam ................       N/A              N/A                 0/60,000                 0/0
Eugene H. Kreeft....................       N/A              N/A            60,343/50,207          9,096.36/0
Gary E. Park........................       N/A              N/A                 0/50,000                 0/0

---------------

(1) Assumes, for all unexercised in-the-money options, the difference between fair market value and the exercise price.

EMPLOYMENT AGREEMENTS

     The Company currently has an employment agreement with Mr. Dunaway, which provides for his employment as Chief Executive Officer of the Company for a period of three years, ending in June 1998, and on a month-to-month basis thereafter. Mr. Dunaway's employment agreement provided initially for an annual base salary of $18,750 per month but this was increased in 1997 to $20,168 per month. Of this amount, $6,050.40 per month was accrued for the months of April through December 1997, and paid in 1998. The employment agreement prohibits Mr. Dunaway from competing against the Company during its term and for a period of one year thereafter in certain specified geographical areas. In addition, Mr. Dunaway is prohibited from providing paging services to customers of the Company for a six-month period after the termination of his employment. The employment agreement may be terminated by mutual agreement, voluntarily by Mr. Dunaway upon 365 days' prior written notice, for cause or upon the death or disability of Mr. Dunaway. Depending upon the manner in which the employment agreement is terminated, Mr. Dunaway or his heirs are entitled to different levels of compensation upon termination, subject to a maximum amount equal to 18 months compensation.

     The Company has an employment agreement with Mr. Saner which provides for his employment as President of the Company for a period of three years, ending in July 1998. Mr. Saner's employment agreement provided initially for an annual base salary of $15,000 per month but this was increased to $16,125 per month in 1997. Of this amount, $4,837.50 per month was accrued for the months of April through December 1997, and paid in 1998. The other provisions of Mr. Saner's employment agreement are similar to those of Mr. Dunaway's employment agreement.

     The Company also has an employment agreement with Mr. Kreeft which provides for his employment as Executive Vice President of Engineering of the Company for a period of five years, ending in August 1997, and on a month-to-month basis thereafter. Mr. Kreeft's employment agreement initially provided for an annual base salary of $7,500 per month but this was increased to $12,500 per month in 1995. The employment agreement also prohibits Mr. Kreeft from competing with the Company for a period of six months after termination of his employment. The employment agreement may be terminated by mutual agreement, voluntarily by Mr. Kreeft upon 90 days' prior written notice, for cause or upon death or disability of Mr. Kreeft. Depending on the manner in which the employment agreement is terminated, Mr. Kreeft or his heirs are entitled to different levels of compensation upon termination, subject to a maximum amount equal to two years' compensation.

DIRECTOR COMPENSATION

     The Company pays Mr. Bang and Mr. Hurley a director's fee of $500 for each Board meeting and $250 for each committee meeting attended. Otherwise, the Company pays no cash remuneration to its directors except reimbursement for reasonable expenses.

     In 1995 the Company implemented, effective March 1, 1996, the 1995 Non-Employee Directors Restricted Stock Award Plan (the "Restricted Stock Plan"), pursuant to which non-employee directors are granted restricted stock awards. Under the Restricted Stock Plan, every five years each non-employee director will receive a restricted stock award covering 15,000 shares of Common Stock, twenty percent of which vests each year the non-employee director serves on the Board of Directors. Awards are pro-rated for non-employee directors selected between annual meetings of the stockholders. A total of 240,000 shares of Common Stock have been reserved for issuance under the Restricted Stock Plan and 99,000 shares have been granted as of April 21, 1998.

                               PERFORMANCE GRAPH

     The Company completed its initial public offering on March 1, 1996, and its Common Stock began trading on Nasdaq at a price of $10.00. The following graph shows the value at the end of the indicated period of a $100 investment in the Company, compared with similar investments based on (1) the value of The Nasdaq Stock Market Index and (2) the value of an index comprised of the common stock of the five other companies that offer exclusively paging services (the "Custom Peer Group"), in each case on a total return basis assuming reinvestment of dividends.

                                                                       The Nasdaq
               Measurement Period                       The           Stock Market      Custom Peer
             (Fiscal Year Covered)                  Company (1)          Index           Group (2)
2/96                                                           100               100               100
3/96                                                            90               100                97
6/96                                                            86               114                89
9/96                                                            68               105                56
12/96                                                           65               118                40
3/97                                                            29               118                25
6/97                                                            19               127                33
9/97                                                            20               145                44
12/97                                                           13               145                34

---------------

(1) Based on initial public offering price of $10.00.
(2) The Custom Peer Group includes Arch Communications Group, Inc., Metrocall, Inc., PageMart Wireless, Inc., Paging Network, Inc., and Teletouch Communications, Inc.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

     Compensation and benefit practices of the Company are established and governed by the Compensation Committee which is made up entirely of independent members of the Board of Directors. The Compensation Committee establishes the general compensation policy of the Company, establishes the compensation of the Chief Executive Officer of the Company, approves the compensation of other executive officers of the Company and administers the Company's stock option plans and other employee stock plans.

     Compensation Philosophy. The Compensation Committee has determined that the Company's compensation program should be directed to rewarding performance which creates value for stockholders. The Compensation Committee's policies focus on attracting, motivating and assisting in the retention of key employees who demonstrate high levels of ability and talent. The compensation program looks both to the short and long term, balancing compensation to reward executive officers for past performance of the Company with incentives for contributions to a superior future performance of the Company over the long term. The Compensation Committee utilizes base salary, cash bonuses and stock options as part of its program.

     Base Salary Program. Base salaries were initially determined primarily by evaluating the responsibilities of the position held by, and the experience of, each executive officer in addition to competitive comparisons with like industries and companies in the geographic area. For 1998, executive officers' salaries will increase based on the parameters set forth above.

     Bonus Compensation Program. Executive officers are eligible to receive annual cash bonuses based upon criteria established annually by the Compensation Committee based upon the operating performance of the Company. For 1998, the Compensation Committee has established annual incentive targets based upon the performance of the Company, including earnings before interest expense, interest income, taxes, depreciation and amortization ("EBITDA"), a standard performance measure in the paging industry, and growth in net revenues. If the Company achieves its performance objectives, each eligible executive officer would be entitled to a bonus equal to twenty-five percent of base salary.

     Stock Incentive Program. Awards of stock options under the Company's stock option plans are intended to reward contributions by executive officers, managers and key employees to the Company's performance and to align the long-term interests of such persons with those of the stockholders. The Compensation Committee also considers options to be an important method of providing an incentive for executive officers to remain with, and to continue to make significant contributions to, the Company. In awarding options, the Compensation Committee considers the number and value of options held by each executive officer which will vest in future periods and seeks to maintain equitable relationships among executive officers who have similar levels of responsibility.

     Option Repricing. On April 7, 1997, the Committee approved the repricing of certain options to purchase the Company's Common Stock granted pursuant to the 1995 Stock Option Plan, as amended. The original stock option grants provided for vesting on the third anniversary of the date of grant with exercise prices in the range of $6.50 to $10.61. The Compensation Committee provided for the repricing of the options at $2.50, which was the closing price of the Company's Common Stock as of April 18, 1997, with the options vesting at the rate of one third per year beginning one year from April 18, 1997. The Compensation Committee determined that this repricing was necessary to provide an incentive for employees to remain with the Company.

     CEO Compensation. Mr. Dunaway, the Company's Chief Executive Officer, was entitled to a base salary of $242,016 in 1997 pursuant to the terms of an employment agreement. Of this amount, $51,639 was accrued for the months of April through December, 1997, and paid in 1998. The Committee concluded that the 1997 base salary and paid incentive compensation of Mr. Dunaway were reasonable in amount and consistent with industry practices. Mr. Dunaway is also a participant in the Company's 1998 bonus program for executive officers, as set forth above. Mr. Dunaway's long-term incentive compensation, which consists entirely of stock options, is set forth in an employment agreement, which provides for the award of additional options at December 31, 1998 in the event certain financial objectives are met. The Compensation Committee will consider additional long-term incentive compensation awards to Mr. Dunaway based upon achievement of the Company's operational and financial objectives.

     Compliance with Code Section 162(m). Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualified performance-based compensation under
Section 162(m) of the Code and the applicable regulations is not subject to the deduction limit if certain requirements are met. The Compensation Committee believes that options granted under the Company's 1995 Stock Option Plan have been exempt from the limitations as performance-based compensation as a result of certain transition rules adopted when Section 162(m) was instituted and because of the approval of the 1995 Stock Option Plan by the stockholders in 1997. The Company intends to take all actions necessary so that these stock options continue to qualify as performance-based compensation and are therefore exempt from the Section 162(m) limit. The Company believes that other compensation expected to be paid in 1998 will not exceed the Section 162(m) limitations.

                                          William H. Bang
                                          Robert Van Degna

     The above report will not be deemed to be incorporated into any filing by the Company under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

                              CERTAIN TRANSACTIONS

     On June 17, 1997, the Company issued 10.0 million shares of Class A Preferred, and warrants to purchase up to 11.5 million shares of Common Stock at an exercise price of $1.50 per share, for a total purchase price of $15.0 million (the "Class A Offering"), to certain existing shareholders of the Company and their affiliates. On March 16, 1998, the Company issued 5,333,336 shares of Class B Preferred, and warrants to purchase up to 5.4 million shares of Common Stock at an exercise price of $1.50 per share, for a total purchase price of $8 million (the "Class B Offering"). In the Class A Offering, units consisting of one share of Class A Preferred and a warrant to acquire 1.15 shares of Common Stock (at an exercise price of $1.50 per share of Common Stock) were sold for a purchase price of $1.50 in cash. In the Class B Offering, units consisting of one share of Class B Preferred and a warrant to acquire 1.0125 shares of Common Stock (at an exercise price of $1.50 per share of Common Stock) were sold for a purchase price of $1.50 in cash.

     Centennial Fund IV, L.P., a significant shareholder of the Company which may be deemed to be an affiliate of director Jeffrey H. Schutz, purchased 3,133,333 shares of Class A Preferred and warrants to acquire 3,603,333 shares of Common Stock in the Class A Offering, and 112,667 shares of Class B Preferred and warrants to acquire 114,075 shares of Common Stock in the Class B Offering.

     Fleet Venture Resources, Inc., a significant shareholder of the Company which may be deemed to be an affiliate of director Robert Van Degna, and entities affiliated with Fleet Venture Resources, Inc., purchased 2,398,000 shares of Class A Preferred and warrants to acquire 2,757,000 shares of Common Stock in the Class A Offering, and 386,205 shares of Class B Preferred and warrants to acquire 391,032 shares of Common Stock in the Class B Offering.

     Saugatuck Capital Company Limited Partnership III, a significant shareholder of the Company which may be deemed to be an affiliate of director Richard P. Campbell, purchased 1,200,000 shares of Class A Preferred and warrants to acquire 1,380,000 shares of Common Stock in the Class A Offering, and 386,205 shares of Class B Preferred and warrants to acquire 391,032 shares of Common Stock in the Class B Offering.

     PNC Capital Corp., a significant shareholder of the Company, purchased 1,133,333 shares of Class A Preferred and warrants to acquire 1,303,333 shares of Common Stock in the Class A Offering, and 154,849 shares of Class B Preferred and warrants to acquire 156,785 shares of Common Stock in the Class B Offering.

     Primus Capital Fund III Limited Partnership, a significant shareholder of the Company, purchased 1,133,333 shares of Class A Preferred and warrants to acquire 1,303,333 shares of Common Stock in the Class A Offering, and 193,408 shares of Class B Preferred and warrants to acquire 195,826 shares of Common Stock in the Class B Offering.

     Mark H. Dunaway, Chairman of the Board and Chief Executive Officer of the Company, purchased 66,667 shares of Class B Preferred and warrants to acquire 67,500 shares of Common Stock in the Class B Offering.

     John J. Hurley, a director of the Company, purchased 66,667 shares of Class B Preferred and warrants to acquire 67,500 shares of Common Stock in the Class B Offering. Mr. Hurley is also a director of the Company, and is Vice Chairman and a member of the Board of Directors of Glenayre Technologies, Inc. ("Glenayre"), a leading manufacturer of network equipment for the wireless industry. Since January 1, 1997, the Company has purchased approximately $2,900,000 of equipment from Glenayre or its affiliates and has borrowed approximately $2,700,000 under an equipment financing agreement with Glenayre.

     Family members of Kathryn Loev Putnam, Senior Vice President and Chief Financial Officer of the Company, purchased an aggregate of 66,667 shares of Class B Preferred and warrants to acquire 67,500 shares of Common Stock in the Class B Offering.

     Alta Communications VI, L.P., a significant shareholder of the Company which may be deemed to be an affiliate of director Robert F. Benbow, and an entity affiliated with Alta Communications VI, L.P., purchased 3,666,667 shares of Class B Preferred and warrants to acquire 3,712,500 shares of Common Stock in the Class B Offering. Prior to the Class B Offering, neither Alta Communications VI, L.P., Mr. Benbow, nor their affiliates were shareholders of, or otherwise affiliated with, the Company.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than ten percent of the Company's stock are required to furnish the Company with copies of all forms that they file.

     Based solely on the Company's review of copies of Forms 3, 4 and 5 and the amendments thereto received by the Company, or written representations from reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended December 31, 1997, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Company's stock.

RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young LLP as independent auditors for the Company for 1998. Ernst & Young LLP have been the independent public auditors for the Company since October 26, 1995. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions.

STOCKHOLDERS' PROPOSALS

     Proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders to be held in 1999 must be received at the Company no later than November 30, 1998 to be included in the proxy statement for such meeting. Proposals must comply with the requirements as to form and substance established by the SEC for proposals in order to be included in the proxy statement.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Company knows of no other business that will come before the Meeting for action. If any other matter is properly presented for consideration and action at the Meeting, however, the proxies will be voted with respect to those matters in accordance with the best judgment and in the discretion of the proxy holders.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                /s/ MARK B. JONES

April 28, 1998                            Mark B. Jones
                                          Secretary

                                                                       EXHIBIT A

                            PREFERRED NETWORKS, INC.

                             1995 STOCK OPTION PLAN
                                  (AS AMENDED)

1.  PURPOSE

     This PREFERRED NETWORKS, INC. 1995 STOCK OPTION PLAN (the or this "Plan"), as amended, provides for the grant of Stock Options and stock appreciation rights ("SARs") to employees and consultants of Preferred Networks, Inc., a Georgia corporation (the "Company"), and its present and future subsidiaries (a "Subsidiary"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to advance the interests of the Company and its subsidiaries through the motivation, attraction and retention of key personnel and consultants.

2.  INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS

     The Stock Options granted under the Plan may be either Incentive Stock Options ("ISOs") which are intended to be "Incentive Stock Options" as that term is defined in Section 422 of the Code; or non-qualified stock options ("NSOs") which are intended to be options that do not qualify as "Incentive Stock Options" under Section 422 of the Code.

     All Stock Options shall be ISOs unless the Option Agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as NSOs. Subject to the other provisions of the Plan, a Participant may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are clearly designated as such, and the exercise of one does not affect the exercise of the other.

     Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISOs and NSOs. As used herein "Stock Incentives" refers to ISOs, NSOs and SARs.

3.  ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Company or a committee (the "Committee") of two or more members of the Board of Directors. As used herein, any reference to the Committee shall be deemed to refer to either the Board or the Committee, whichever is appropriate. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Incentives granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order that Stock Options that are intended to be ISOs will be classified as ISOs under the Code, or in order to conform to any regulation or to any law or change in any law or regulation applicable thereto.

     All actions taken and all determinations and interpretations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

4.  CERTAIN DEFINITIONS

     4.1 "Common Stock." Common Stock means authorized but unissued or reacquired Common Stock of the Company.

     4.2 "Corporate Transaction." "Corporate Transaction" shall mean one or more of the following transactions, unless persons who were holders of securities issued by the Company which are outstanding immediately prior to such transaction are (based on such holdings of securities of the Company) holders of more than 50% of the outstanding voting common stock of the surviving or acquiring entity (or equivalent equity interest if the entity is not a corporation): (i) a merger or consolidation; (ii) a share exchange (with or without a stockholder vote) in which 95% or more of the outstanding capital stock of the Company is exchanged for capital stock of another corporation; or
(iii) the sale, transfer or other disposition of all or substantially all of the Company's assets. In determining whether more than 50% of the voting common stock is so held: (i) convertible preferred stock shall be calculated on an "as converted" basis; (ii) convertible debt shall be calculated on an "as exchanged" basis; and (iii) warrants, options and other purchase rights shall not be counted for any purpose.

     4.3 "Employee." An Employee is an employee of the Company or any Subsidiary.

     4.4 "Fair Market Value." If the Common Stock is traded on the Nasdaq National Market, the Fair Market Value of a share of Common Stock on any date shall be the closing price, as quoted on the Nasdaq National Market for the date in question, or, if the Common Stock is listed on a national stock exchange, the closing price on such exchange on the date in question. If the Common Stock is not traded on the Nasdaq National Market or on such an exchange, the Fair Market Value of a share of Common Stock on any date, or the method for determining such value, shall be determined in good faith by the Committee.

     4.5 "Participant." A Participant is an Employee or consultant of the Company or any Subsidiary to whom a Stock Incentive is granted.

     4.6 "Stock Option." A Stock Option is the right granted under the Plan to an Employee or consultant to purchase, at such time or times and at such price or prices (the "Option Price") as are determined by the Committee, the number of shares of Common Stock determined by the Committee.

5.  ELIGIBILITY AND PARTICIPATION

     Grants of ISOs, NSOs and SARs may be made to Employees of the Company or any Subsidiary. Grants of NSOs and SARs may be made to consultants to the Company or any Subsidiary. The Committee shall from time to time determine the Participants to whom Stock Incentives shall be granted, the number of shares of Common Stock subject to each Stock Incentive and the terms and provisions of all Stock Incentives, all as provided in this Plan.

6.  TERMS OF STOCK OPTIONS

     6.1 Maximum Number. The maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Incentives shall be 3,374,450 shares. If a Stock Option or SAR expires or terminates for any reason without being exercised in full, the unpurchased shares of Common Stock subject to such Stock Option or the shares to which the SAR is not exercised shall again be available for purposes of the Plan. To the extent that the aggregate Fair Market Value (determined as of the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year under all plans of the Company and its parent and Subsidiaries exceeds $100,000, such options shall be treated as options which are not ISOs. During any calendar year, no employee or consultant shall be granted any Stock Incentives that relate to more than 200,000 shares of Common Stock.

     6.2 Price. The Option Price per share of any ISO shall be not less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted. With respect to each grant of a NSO, the Option Price per share shall not be less than 50% of the fair market value of a share of Common Stock on the date on which the Stock Option is granted. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary of the Company, the Option Price per share of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO is granted, and such ISO shall not be exercisable after five years after the date on which it was granted. Each Stock Option shall be evidenced by a written agreement (an "Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.

     6.3 Time of Exercise. Subject to the provisions of the Plan, the Committee, in its discretion, shall determine the time when a Stock Incentive, or a portion of a Stock Incentive, shall become exercisable, and the time when a Stock Incentive, or a portion of a Stock Incentive, shall expire. Each Stock Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, including, without limitation, the surrender of another Stock Option or stock award, and in such amounts, as the Committee shall specify in the particular Option Agreement, except that no Stock Option when initially granted shall provide that it may be exercisable to any extent within the first six months following the date of grant. Notwithstanding the foregoing, subsequent to the grant of a Stock Option, the Committee, at any time before complete termination of such Stock Option, may accelerate the time or times at which such Stock Option may be exercised in whole or in part. The Company may also require as a condition of exercise that the Participant will agree, if requested by the Company in connection with a public offering of the Company's securities, to adhere to lock-up arrangements between the Company and an underwriter involved in such public offering.

     6.4 Term. A Stock Option shall have such term as the Committee shall determine, except that no ISO shall be exercisable after the expiration of ten years from the date such Stock Option is granted or five years if required by section 422 of the Code or any successor provision.

     6.5 Payment. Payment for all shares purchased pursuant to exercise of a Stock Option shall be made in cash or, if the Option Agreement so provides, by delivery of Common Stock of the Company valued at its Fair Market Value on the date of delivery. Subject to the provisions of section 6.7, such payment shall be made at the time that the Stock Option or any part thereof is exercised, and no shares of Common Stock shall be issued or delivered until full payment therefor has been made.

     6.6 Withholding. Whenever the Company is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If a Participant surrenders shares of Common Stock acquired pursuant to the exercise of an ISO in payment of the option price of a Stock Option and such surrender constitutes a disqualifying disposition for purposes of obtaining ISO treatment under the Code, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and local withholding tax requirements. A recipient may elect with respect to any Stock Option (other than an ISO) or SAR which is paid in whole or part in stock to surrender or authorize the Company to withhold shares of Common Stock (valued at their fair market value on the date of surrender or withholding of such shares) in satisfaction of all such withholding requirements in accordance with any rules established by the Committee, including such rules required to satisfy Section 16 of the Securities Exchange Act of 1934 (the "Act"), or any successor provision.

     6.7 Special Procedure for Certain Credit Assisted Transactions. To the extent not inconsistent with the other terms and conditions of the particular Option Agreement or any other agreement between the Participant and the Company and to the extent not inconsistent with the provisions of section 422 of the Code or any successor provision or the provisions of Rule 16b-3 or any successor rule, if applicable, any Participant desiring to obtain credit from a broker, dealer or other "creditor" as defined in Regulation T issued by the Board of Governors of the Federal Reserve System (provided such broker, dealer or creditor has been approved by the Committee) to assist in exercising a Stock Option may deliver to such creditor a written exercise notice executed by such holder with respect to such Stock Option, together with written instructions to the Company to deliver the Common Stock issued upon such exercise of the Stock Option to the creditor for deposit into an account designated by the Participant. Upon receipt of such exercise notice and instructions in a form acceptable to the Company, the Company shall confirm to the creditor that it will deliver to the creditor on behalf of the Participant the Common Stock issued upon such exercise of the Stock Option and covered by such instructions promptly following receipt of the exercise price from the creditor. To the extent not inconsistent with the provisions of section 422 of the Code or any successor provision or the provisions of Rule 16b-3 or any successor rule, if applicable, upon written request, the Company may in its discretion, but shall not be obligated to, deliver to the creditor on behalf of the Participant shares of Common Stock resulting from such a credit assisted exercise prior to receipt of the exercise price for such shares if the creditor has delivered to the Company, in addition to the other documents contemplated by this section 6.7, the creditor's written agreement to pay the Company such exercise price in cash within three days after delivery of such shares. The credit assistance contemplated by this section 6.7 may include a margin loan by the creditor secured by the Common Stock purchased upon exercise of a Stock Option or an immediate sale of some or all of such Common Stock by the creditor to obtain or recover the exercise price which the creditor has committed to pay to the Company on behalf of the Participant.

     6.8 Termination of Employment or Death. Upon any termination of employment of the Participant for any reason other than death or disability, except as otherwise provided in the particular Option Agreement, and except as otherwise provided in section 16(a) with respect to termination for cause, any Stock Option held at the date of such employment termination may, to the extent exercisable, be exercised within three months after the date of such employment termination. Upon any termination of employment of the Participant by reason of disability, within the meaning of section 22(e)(3) of the Code or any successor provision, except as otherwise provided in the particular Option Agreement, any Stock Option held at the date of such employment termination may, to the extent exercisable, be exercised within twelve months after the date of such employment termination. If the Participant dies, except as otherwise provided in the particular Option Agreement, any Stock Option held at the date of death may, to the extent exercisable, be exercised by a legatee or legatees of the Participant under the Participant's last will, or by the Participant's personal representatives or distributees, within twelve months after the Participant's death. This section 6.8 shall not extend the term of the Stock Option specified pursuant to section 6.4. For purposes of this section 6.8, employment of a Participant shall not be deemed terminated so long as the Participant is employed by the Company, by a Subsidiary or by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Stock Option of the Participant in a transaction to which section 424(a) of the Code or any successor provision is applicable. For purposes of this section 6.8, the extent to which a Stock Option is exercisable shall be determined as of the date of termination of employment. This section 6.8 shall not apply to a consultant unless, and only to the extent, determined by the Committee and specified in the particular Option Agreement.

     6.9 Changes in Capitalization; Merger; Liquidation. The number of shares of Common Stock as to which Stock Options and SARs may be granted, the number of shares covered by each outstanding Stock Option and SAR, and the price per share of each outstanding Stock Option or used in determining the amount payable upon exercise of each outstanding SAR shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation (other than as a subsidiary of another corporation), recapitalization, reclassification of shares or similar reorganization, the holder of each outstanding Stock Option shall be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in the Stock Option, the number and class of shares of stock or other securities to which a holder of the number of shares of Common Stock subject to the Stock Option at the time of such transaction would have been entitled to receive as a result of such transaction, and a corresponding adjustment shall be made in connection with determining the value of each outstanding SAR. In the event of any such changes in capitalization of the Company, the Committee may make such additional adjustments in the number and class of shares of Common Stock or other securities with respect to which outstanding Stock Options and SARs are exercisable and with respect to which future Stock Incentives may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of section 16 hereof, to prevent dilution or enlargement of rights. Any adjustment pursuant to this section 6.9 may provide, in the Committee's discretion, for the elimination of any fractional shares that might otherwise become subject to any Stock Incentive without payment therefor. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the stock or all or substantially all of the assets of the Company, a direct or indirect merger or consolidation in which the Company is not the surviving corporation or survives only as a subsidiary of another corporation, or any other transaction having a similar result or effect, each outstanding Stock Incentive shall terminate except to the extent that another corporation assumes such Stock Incentive or substitutes another stock incentive therefor. In the event of a change of the Company's shares of Common Stock with $0.001 par value into the same number of shares with no par value or a different par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan. Except as expressly provided in this section 6.9, the holder of a Stock Option or SAR shall have no rights by reason of any subdivision or combination of shares of Common Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock of any class or by reason of any dissolution, liquidation, merger or consolidation or distribution to the Company's shareholders of assets or stock of another corporation. Except as expressly provided herein, any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Stock Incentive. The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

7.  SARS

     Subject to the following provisions, all SARs shall be in such form and upon such terms and conditions as the Committee in its discretion may from time to time determine.

     7.1 Award. SARs may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Option or not in connection with a Stock Option. An SAR shall entitle the grantee to receive upon exercise the excess of (a) the fair market value of a specified number of shares of the Common Stock at the time of exercise over (b) a specified price which shall be not less than the Stock Option exercise price in the case of an SAR granted in connection with a previously or contemporaneously granted Stock Option, or in the case of any other SAR not less than 50% of the Fair Market Value of the Common Stock at the time the SAR was granted.

     7.2 Terms. An SAR shall be granted for a period of not less than one year nor more than ten years, and shall be exercisable in whole or in part, at such time or times during its term and subject to terms and conditions as shall be prescribed by the Committee at the time of grant and to all of the following:

          (a) No SAR shall be exercisable in whole or in part during the first six months of its term. Notwithstanding the foregoing, subsequent to the grant of an SAR, the Committee, at any time before complete termination of such SAR, may accelerate the time or times at which such SAR may be exercised in whole or in part.

          (b) Except as otherwise provided in the particular SAR agreement, SARs will be exercisable only during a Participant's employment by the Company or one of its Subsidiaries, or within thirty days following the termination of such employment, except as otherwise provided in section 16(a) with respect to termination for cause. Except as otherwise provided in the particular SAR agreement, if the grantee of an SAR dies, the grantee's legal successor shall have the right to exercise the SAR during its term and not longer than thirty days after death of the grantee. SARs may contain such other limitations with respect to the time when such rights may be exercised as the Committee may determine and such limitations may vary. This section 7.2(b) shall not apply to a consultant unless, and only to the extent, determined by the Committee and specified in the particular SAR agreement.

     7.3 Payment. Upon exercise of an SAR, payment shall be made in cash or Common Stock (at Fair Market Value on the date of exercise) as provided in the particular SAR agreement or, in the absence of such provision, as the Committee may determine.

8.  SPECIAL PROVISIONS FOR CERTAIN SUBSTITUTE OPTIONS

     Any Stock Option issued by the Company pursuant to the Plan in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which section 424(a) of the Code or any successor provision is applicable, may provide for an exercise price computed in accordance with such Code section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Stock Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

9.  NO CONTRACT OF EMPLOYMENT; LEAVES OF ABSENCE

     Nothing in this Plan shall confer upon a Participant the right to continue in the employ of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company, or any such Subsidiary, to discharge a Participant at any time for any reason whatsoever, with or without cause. Nothing in this Plan or any Stock Incentive shall effect any rights or obligations of the Company or any Participant under any written contract of employment. Except as otherwise provided by law or regulation with respect to ISOs, the Committee may in its discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of such leave of absence on Stock Incentives previously granted to a holder who takes a leave of absence.

10.  NO RIGHTS AS A STOCKHOLDER

     A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in section 6.9, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

11.  COMPLIANCE WITH CODE; COMPLIANCE WITH RULE 16B-3

     All ISOs granted under this Plan are intended to comply with section 422 and, to the extent applicable, section 424 of the Code or any successor provision, and all provisions of this Plan and all ISOs granted hereunder shall be construed in such manner as to effectuate that intent. With respect to persons subject to Section 16 of the Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.  ASSIGNABILITY

     No Stock Incentive granted under this Plan shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution, and Stock Incentives issued to a Participant are exercisable during his lifetime only by him.

13.  CORPORATE TRANSACTIONS

     At least ten (10) days prior to the consummation of a Corporate Transaction, the Company shall give Participants written notice of the proposed Corporate Transaction, and, unless otherwise provided in the particular Stock Option or SAR agreement, the vesting schedules of all Stock Incentives shall be accelerated so that all of the Stock Incentives outstanding under this Plan immediately prior to the consummation of the Corporate Transaction shall for all purposes under this Plan, become exercisable as of such time; provided however, that any exercise of such Stock Incentive shall be conditioned upon the consummation of such transaction. All Stock Incentives, to the extent not previously exercised, shall terminate upon the consummation of such Corporate Transaction, except to the extent that another corporation assumes such Stock Incentives or substitutes other stock incentives therefor.

14.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board of Directors to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board of Directors may deem appropriate or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Employees generally, or to any class or group of Employees, which the Company or a Subsidiary has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

15.  RESTRICTIONS ON DELIVERY AND SALE OF SHARES

     Each Stock Incentive granted under the Plan is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Common Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Stock Incentive, that the Participant represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may endorse on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

16.  TERMINATION AND AMENDMENT OF THE PLAN

     The Plan may be terminated, modified or amended by the stockholders or the Board of Directors of the Company; provided, however, that:

          (a) no such termination, modification or amendment without the consent of the holder of a Stock Incentive shall adversely affect his rights under such Stock Incentive, except the Committee may terminate a particular Stock Incentive if the employment of the holder of the Stock Incentive is terminated for cause; and

          (b) any modification or amendment which would require shareholder approval in order for the Plan to continue to meet the requirements of Rule 16b-3 or any successor rule, if Rule 16b-3 or any successor rule is applicable, or any other legal or regulatory requirements, shall be effective only if it is approved by the shareholders of the Company in the manner required thereby.

17.  EFFECTIVE DATE

     This Plan was adopted by the Board of Directors and became effective on August 23, 1995, subject to the approval of the Company's stockholders within twelve months thereafter. All ISOs must be granted within ten years from August 23, 1995.

                                                                      APPENDIX B


                            PREFERRED NETWORKS, INC.
                                 850 CENTER WAY
                            NORCROSS, GEORGIA 30071

     PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PREFERRED NETWORKS, INC.
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1998
   The undersigned stockholder of Preferred Networks, Inc. hereby appoints Mark
H. Dunaway and Michael J. Saner with full power of substitution, acting jointly or by either one of them, attorney and proxies to represent and vote in the manner specified below the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders to be held on May 28, 1998, or at any adjournment thereof.

I.    Election of Four Directors:

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE NAME.)

A. Election of Two Directors for a Three Year Term by the holders of the Common Stock, Class A Redeemable Preferred Stock, and Class B Senior Redeemable Preferred Stock.

          [ ] FOR all nominees listed below (except as marked to the   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below contrary below)

                     Jeffrey H. Schutz    Robert Van Degna

B. Election of One Director for a Three Year Term by the holders of Class B Senior Redeemable Preferred Stock.

          [ ] FOR the nominee listed below                             [ ] WITHHOLD AUTHORITY to vote for the nominee listed below

                                Robert F. Benbow

C. Election of One Director for a One Year Term by the holders of Class A Redeemable Preferred Stock.

          [ ] FOR the nominee listed below                             [ ] WITHHOLD AUTHORITY to vote for the nominee listed below

                            Richard P. Campbell, Jr.

                   (Continued and to be signed on other side)

(Continued from other side)

II. Proposal to approve the Preferred Networks, Inc. 1995 Stock Option Plan as amended

                 FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

III. In their discretion upon such other business as may properly come before the meeting

IF NO DIRECTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE FOUR NOMINEES FOR DIRECTOR NAMED ABOVE AND FOR THE PROPOSAL TO APPROVE THE 1995 STOCK OPTION PLAN AS AMENDED.

                                                Dated:____________________, 1998



                                                ________________________________
                                                Signature(s) of Stockholder


                                                ________________________________
                                                Signature if signing jointly

                                                Please sign exactly as name
                                                appears hereon. If shares are
                                                held jointly, each stockholder
                                                should sign. When signing for a
                                                corporation or partnership or
                                                other entity or as attorney,
                                                executor, administrator,
                                                trustee, guardian or custodian,
                                                please indicate the capacity in
                                                which you are signing.

 PLEASE FILL IN, DATE AND SIGN THE PROXY AND RETURN IT IN THE ENCLOSED POSTPAID
                                   ENVELOPE.